Exhibit 99.5

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INOFRMATION

On November 11, 2013, Heartland Express, Inc. of Iowa (“the Company”) acquired Gordon Trucking Inc., a Washington corporation (“GTI”) for $285 million of total consideration payable in cash, restricted shares of the Company's common stock, and the assumption of certain indebtedness of GTI, net of approximately $20 million of cash acquired. The purchase price is subject to further adjustments, including a post-closing working capital true-up and a potential earn-out of up to an additional $20 million is payable in an earn-out for performance through 2017. The Stock Purchase Agreement included an election under the Internal Revenue code Section 338(h)(10). In addition, the Company purchased the personal goodwill of Mr. Larry Gordon for $15 million pursuant to an Asset Purchase Agreement. This amount is included in the total goodwill acquired in this transaction.

The unaudited pro forma consolidated financial information is based on the assumptions set forth in the notes to such information. The unaudited pro forma adjustments made in the compilation of the unaudited pro forma financial information are based upon available information and assumptions that the Company considers to be reasonable, and have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission (“SEC”).

The pro forma adjustments have been made solely for informational purposes. The actual results reported by the consolidated company in periods following the acquisition may differ significantly from that reflected in these unaudited pro forma consolidated financial statements for a number of reasons, including but not limited to cost savings from operating efficiencies, synergies and the impact of the incremental costs incurred in integrating the two companies. As a result, the unaudited pro forma consolidated information is not intended to represent and does not purport to be indicative of what the combined company’s financial condition or results of operations would have been had the acquisition been completed on the applicable dates of this unaudited pro forma consolidated financial information. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial condition and results of operations of the consolidated company.

The unaudited pro forma consolidated financial statements are based on various assumptions, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from GTI based on preliminary estimates of fair value. The pro forma assumptions and adjustments are described in the accompanying notes presented on the following pages. Pro forma adjustments are those that are directly attributable to the transaction, are factually supportable and, with respect to the unaudited pro forma condensed consolidated statement of income, are expected to have a continuing impact on the consolidated results. The final purchase price and the allocation thereof may differ from that reflected in the pro forma condensed consolidated financial statements after final working capital adjustments are performed.

The unaudited pro forma consolidated statements of income included herein do not reflect any potential cost savings or other operating efficiencies that should result from the integration of the companies.

These unaudited pro forma condensed consolidated financial information and the accompanying notes should be read together with (1) the Company’s audited consolidated financial statements and accompanying notes, as of and for the fiscal year ended December 31, 2012, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on March 1, 2013 and (2) the Company’s unaudited consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2013 and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, which was filed with the SEC on November 8, 2013, (3) GTI’s audited financial statements for the years ended December 31, 2012, 2011 and 2010, included as exhibit 99.3 to this Form 8-K/A, and (4) GTI’s unaudited financial statements for the nine months ended September 30, 2013 and 2012, included as exhibit 99.4 to this Form 8-K/A.

The actual operating results for GTI will be consolidated with the Company’s operating results for all periods subsequent to the acquisition date of November 11, 2013.

The unaudited pro forma consolidated statement of comprehensive income of the Company and GTI for the year ended December 31, 2012 gives effect to the acquisition of GTI by the Company as if it had occurred effective January 1, 2012, the beginning of the Company’s 2012 fiscal year.

The unaudited pro forma consolidated statement of comprehensive income of the Company and GTI for the nine months ended September 30, 2013 gives effect to the acquisition of GTI by the Company as if it had occurred effective January 1, 2012, the beginning of the Company’s 2012 fiscal year.

The unaudited pro forma consolidated balance sheet of the Company and GTI as of September 30, 2013 gives effect to the acquisition of GTI by the Company as if it had occurred effective September 30, 2013.

HEARTLAND EXPRESS, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (in thousands)
	September 30, 2013
ASSETS	Heartland Express	Gordon Trucking	Eliminations	Pro Forma Adjustments	Notes	Pro Forma Consolidated
CURRENT ASSETS			(Note 4)
Cash and cash equivalents	$164,215	$23,642	$(2,180)	$(130,900)	(A)	$54,777
Short term investments	6,850	—	—	—		6,850
Trade receivables, net	48,112	43,718	—	—		91,830
Prepaid tires	4,806	753	—	2,384	(B)	7,943
Other current assets	5,689	5,927	579	(910)	(C)	11,285
Income tax receivable	4,119	—	—	—		4,119
Deferred income taxes, net	12,509	—	—	—		12,509
Total current assets	$246,300	$74,040	$(1,601)	$(129,426)		$189,313
PROPERTY AND EQUIPMENT, NET	272,688	232,977	(25,432)	(18,591)	(D)	461,642
LONG-TERM INVESTMENTS	4,345	—	—	—		4,345
GOODWILL	4,815	—	—	89,220	(E)	94,035
OTHER ASSETS	9,304	5,952	4,529	21,018	(F)(B)	40,803
	$537,452	$312,969	$(22,504)	$(37,779)		$790,138
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$28,825	$8,301	$(35)	$174	(B)	$37,265
Compensation and benefits	18,235	7,593	—	—		25,828
Insurance accruals	11,934	18,755	—	—		30,689
Current portion of long-term debt	—	37,812	(1,357)	—		36,455
Other accruals	7,535	1,408	—	—		8,943
Total current liabilities	$66,529	$73,869	$(1,392)	$174		$139,180
LONG-TERM LIABILITIES
Income taxes payable	$19,708	$—	$—	$—		$19,708
Long term debt	—	125,527	(14,484)	—		111,043
Deferred income taxes, net	55,345	—	—	—		55,345
Insurance accruals less current portion	54,008	8,986	—	3,300	(B)	66,294
Other long-term liabilities	—	1,988	—	13,618	(G)	15,606
Total long-term liabilities	$129,061	$136,501	$(14,484)	$16,918		$267,996
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Capital stock, common, $.01 par value; 90,689 shares outstanding	907	—	—	—		907
Noncontrolling interests in Minorities	—	5,805	(5,805)			—
Additional paid-in capital	3,774	—	—	1,745	(A)	5,519
Retained earnings	417,951	96,794	(823)	(95,971)	(H)	417,951
Treasury stock, at cost	(80,540)	—	—	39,355	(A)	(41,185)
Accumulated other comprehensive loss	(230)	—	—	—		(230)
	$341,862	$102,599	$(6,628)	$(54,871)		$382,962
	$537,452	$312,969	$(22,504)	$(37,779)		$790,138

See accompanying notes to unaudited pro forma consolidated financial statements.

HEARTLAND EXPRESS, INC
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share amounts)
	Nine Months Ended September 30, 2013
	Heartland Express	Gordon Trucking	Eliminations	Pro Forma Adjustments	Notes	Pro Forma Consolidated
			(Note 4)
OPERATING REVENUE	$398,909	$322,235	$—	$—		$721,144

OPERATING EXPENSES
Salaries, wages and benefits	$121,093	$108,949	$—	(188)	(I)	229,854
Rent and purchased transportation	3,735	21,993	2,662	(102)	(J)	28,288
Fuel	120,876	83,186	—	—		204,062
Operations and maintenance	14,256	38,220	—	(820)	(K)(L)	51,656
Operating taxes and licenses	6,856	9,925	(1)	—		16,780
Insurance and claims	9,620	6,073	—	—		15,693
Communications and utilities	2,239	2,340	—	—		4,579
Depreciation and amortization	47,112	29,363	(581)	(6,570)	(M)	69,324
Other operating expenses	11,839	8,062	(13)	(399)	(N)(I)	19,489
Gain on disposal of property and equipment	(24,299)	(4,031)	21	—		(28,309)
	313,327	304,080	2,088	(8,079)		611,416

Operating income	85,582	18,155	(2,088)	8,079		109,728

Interest income	378	606	35	—		1,019

Interest Expense	—	(3,081)	205	—		(2,876)

Income before income taxes	85,960	15,680	(1,848)	8,079		107,871

Federal and state income taxes	31,220	—	—	8,326	(O)	39,546

Net income	$54,740	$15,680	$(1,848)	(247)		$68,325
Less Net Income Attributable to Noncontrolling Interest in Minorities	—	(1,848)	$1,848	—		—
Net Income	54,740	13,832	—	(247)		68,325
Other comprehensive income, net of tax	1,054	—	—	—		1,054
Comprehensive income	$55,794	$13,832	$—	(247)		69,379

Net income per share
Basic	$0.65					$0.78
Diluted	$0.64					$0.78

Weighted average shares outstanding
Basic	84,799			2,860		87,659
Diluted	85,041			2,860		87,901

See accompanying notes to unaudited pro forma consolidated financial statements.

HEARTLAND EXPRESS, INC
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share amounts)
	Year Ended December 31, 2012
	Heartland Express	Gordon Trucking	Eliminations	Pro Forma Adjustments	Notes	Pro Forma Consolidated
			(Note 4)
OPERATING REVENUE	$545,745	$426,595	$—	$—		972,340

OPERATING EXPENSES
Salaries, wages and benefits	$167,073	$146,819	$54	(250)	(I)	313,696
Rent and purchased transportation	6,273	32,496	3,254	(136)	(J)	41,887
Fuel	168,981	113,974	—	—		282,955
Operations and maintenance	25,282	52,810	—	(1,094)	(K)(L)	76,998
Operating taxes and licenses	8,694	12,219	1	—		20,914
Insurance and claims	14,906	6,357	—	—		21,263
Communications and utilities	2,953	3,101	—	—		6,054
Depreciation and amortization	57,158	34,359	(717)	9,139	(M)	99,939
Other operating expenses	14,633	10,651	(134)	(411)	(N)(I)	24,739
Gain on disposal of property and equipment	(15,109)	(4,206)	136	—		(19,179)
	450,844	408,580	2,594	7,248		869,266

Operating income	94,901	18,015	(2,594)	(7,248)		103,074

Interest income	674	697	36	—		1,407

Interest Expense	—	(3,994)	295	—		(3,699)

Income before income taxes	95,575	14,718	(2,263)	(7,248)		100,782

Federal and state income taxes	34,034	—	—	1,979	(O)	36,013

Net income	$61,541	$14,718	$(2,263)	$(9,227)		64,769
Less Net Income Attributable to Noncontrolling Interests in Minorities	—	(2,263)	2,263	—		—
Net Income	61,541	12,455	—	(9,227)		64,769
Other comprehensive income, net of tax	1,797	—	—	—		1,797
Comprehensive income	$63,338	$12,455	$—	$(9,227)		66,566

Net income per share
Basic	$0.72					$0.73
Diluted	$0.71					$0.73

Weighted average shares outstanding
Basic	85,892			2,860		88,752
Diluted	86,201			2,860		89,061

See accompanying notes to unaudited pro forma consolidated financial statements.

HEARTLAND EXPRESS, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of transaction

On November 11, 2013, Heartland Express, Inc. of Iowa (“the Company”) acquired Gordon Trucking Inc., a Washington corporation (“GTI”) for $285 million of total consideration payable in cash, restricted shares of the Company's common stock, and the assumption of certain indebtedness of GTI, net of approximately $20 million of cash acquired. The purchase price is subject to further adjustments, including a post-closing working capital true-up and a potential earn-out of up to an additional $20 million is payable in an earn-out for performance through 2017. The Stock Purchase Agreement included an election under the Internal Revenue code Section 338(h)(10). In addition, the Company purchased the personal goodwill of Mr. Larry Gordon for $15 million pursuant to an Asset Purchase Agreement. This amount is included in the total goodwill acquired in this transaction.

Gordon Trucking, Inc. is a Washington corporation providing truckload transportation services to customers throughout the United States and Canada.

Note 2 - Estimate of Assets Acquired and Liabilities Assumed

The fair value of the total consideration transferred was $172.0 million, not considering approximately $20 million of cash balances acquired. A summary of the preliminary purchase price allocation with the acquisition of GTI, as if the transaction occurred on September 30, 2013, is as follows:

		(in thousands)
Cash paid		$130,900
Common stock issued (par value of $0.01)		41,100
Total fair value of consideration transferred		172,000
Allocated to:
Historical book value of GTI's assets and liabilities	$95,971
Adjustments to recognize assets and liabilities at acquisition-date fair value:
Property, plant, and equipment	(18,591)
Other assets	3,442
Liabilities	(17,092)
Fair value of tangible net assets acquired		63,730
Identifiable intangibles at acquisition-date fair value		19,050
Excess of consideration transferred over the net amount of assets and liabilities recognized, including $13.6 million attributable to the fair value of a potential earn-out obligation (goodwill)		$89,220

(in thousands)
Cash paid pursuant to Stock Purchase Agreement	$115,900
Cash paid pursuant to an Asset Purchase Agreement	15,000
Cash acquired included in historical book value of GTI assets and liabilities	(20,000)
Net cash paid	$110,900

Common stock issued (par value of $0.01)	$41,100
Debt assumption	148,000
Total purchase price	$300,000

Deferred income taxes arising from the acquisition are immaterial because of the election under the Internal Revenue code Section 338(h)(10).

HEARTLAND EXPRESS, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Intangible Assets

Based on the preliminary allocation of the purchase price, the following amounts have been allocated to identifiable intangible assets along with the respective amortization periods:

	(in thousands)	Life (months)
Fair market value of real estate purchase options	$952	25.5
Trade name	7,398	72.0
Non-compete agreement	3,100	120.0
Customer relationships	7,600	240.0
	$19,050

These preliminary estimates of fair value and useful life could be different from the final acquisition accounting, and the difference could have a material impact on the accompanying pro forma financial statements. The combined effect of any such changes could then also result in a significant increase or decrease to the Company's estimate of associated amortization expense.

Note 4 - Eliminations

GTI historically performed an annual evaluation of all existing relationships to identify situations where GTI had a “variable interest” in a “variable-interest entity” and to determine which of these variable-interest entities must be consolidated with GTI’s financial results. As a part of this annual assessment, management reviewed the nature of the variable interest relationship and whether there had been any significant changes over the past year that result in a change to the original assessment. During the annual assessment, management considered the nature of any lending relationships, as well as the risk profile, including any significant changes of the variable interest.

For the periods presented, GTI held a variable interest in six related entities, further detailed below, which lease real estate and equipment to Gordon Trucking, Inc. and have been consolidated under generally accepted accounting principles. The variable interests identified have been due to debt and debt guarantees provided by GTI; therefore, there are no significant judgments or assumptions used during this evaluation. GTI held a variable interest in six related entities: Cal S&S, LLC; S&S Wisconsin, LLC; S&S Illinois, LLC; Gordon Richardson, LLC; S&S Idaho, LLC; and S&S Indy, LLC.

These entities are consolidated into GTI’s results for the year ended December 31, 2012 and as of and for the nine months ended September 30, 2013. These entities generated rental income totaling approximately $3,362 and $2,423 for the year ended December 31, 2012 and the nine months ended September 30, 2013, respectively, all of which was eliminated in the consolidated financial statements of GTI. The consolidation of these entities represented $22,504 of the GTI’s total consolidated assets as of September 30, 2013, and $15,876 of GTI's total liabilities as of September 30, 2013.

Pursuant to the Stock Purchase Agreement, the Company did not acquire the variable interest entities described above and the associated debt guarantees were eliminated. Therefore all the assets and liabilities and operations associated with these variable interest entities have been eliminated from the historical financial statements of GTI.

Note 5 - Pro Forma Adjustments

The pro forma adjustments in the unaudited pro forma condensed consolidated financial information are as follows:

(A) Reflects consideration paid by the Company of $172.0 million in connection with the acquisition of GTI, including $130.9 million of cash (not considering $20.0 million cash acquired) and $41.1 million of common stock.

(B) To reflect the adjustments made to conform GTI to the accounting policies of the Company.

(C) To reflect the write down of various other current assets.

(D) To reflect the write down of property, plant, and equipment values of GTI to acquisition date fair value based on appraisals performed.

HEARTLAND EXPRESS, INC.
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 5 - Pro Forma Adjustments (continued)

(E) To reflect the excess of the total consideration transferred over the fair value of tangible and intangible net assets acquired (See Note 2).

(F) To reflect the estimated fair values of identifiable intangibles, $19,050, based on preliminary allocation of the purchase price (See Note 3).

(G) To reflect the estimated fair value of potential additional consideration due to sellers if GTI and the Company achieve certain operational and financial performance targets. Up to a maximum of $20 million is payable in an earn-out for performance through 2017. Differences between future cash payments and the estimated fair value of the initial liability will result in income (expense) in future earnings.

(H) To reflect the elimination of the shareholders' equity accounts of GTI and to reflect the fair value of common stock issued as part of the consideration exchanged.

(I) To reflect the decrease in salaries, wages, and benefits for GTI CEO, Mr. Larry Gordon, that resigned as part of the closing of the acquisition. Mr. Gordon became a board member of the Company and will receive board of director fees accordingly of $40,000 annually.

(J) To reflect the change in terminal facilities rental payments as a result of amended and restated terminal leases entered in conjunction with the acquisition.

(K) To reflect the increase in tires expense due to the amortization of prepaid tires to conform with the accounting methods and amortization period for prepaid tires utilized by the Company.

(L) To reflect the increase in operations and maintenance expense to conform with the accounting methods for revenue equipment decal costs utilized by the Company.

(M) To reflect the increase in depreciation and amortization expense due to (1) the amortization of identifiable intangibles with a definitive life using the straight-line method over the assigned life of each intangible as detailed in Note 3 and (2) net increase in depreciation resulting from the depreciation of property, plant, and equipment based on acquisition date fair value using the Company's accelerated depreciation methods and useful lives consistent with those utilized by the Company. The Company utilizes accelerated depreciation for tractors while GTI previously used straight line depreciation. The increase in amortization expense for the year ended December 31, 2012 and for the nine months ended September 30, 2013 was $2.4 million and $1.8 million, respectively.

(N) To reflect the decrease in miscellaneous expenses for costs associated with an airplane owned by Air GTI, LLC. Gordon Trucking, Inc. was the sole member of Air GTI, LLC and the Company did not acquire Air GTI, LLC as part of the Stock Purchase Agreement.

(O) To reflect the income tax effect of each of the pro forma adjustments, effects of eliminations, and depreciation expense associated with GTI at an effective tax rate of 38.0%. The previous stockholders of GTI had elected to file federal income taxes using S corporation status. Under tax regulations for S corporations, GTI elected to have net income or losses reported on the tax returns of the individual stockholders. Accordingly there was no provision for income taxes. After the acquisition, GTI is a C corporation and will be subject to income taxes.